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                                                                     EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT



NAME                                                  STATE OF INCORPORATION
----                                                  ----------------------
Gena Laboratories, Inc.                                      Texas

JDS Manufacturing Co., Inc.                                  California

U.K. ABBA Products, Inc.                                     California

Styling (UK) Limited                                         England

European Touch Co., Incorporated                             Wisconsin

European Touch, Ltd. II                                      Wisconsin

Beauty Products Inc.                                         Wisconsin

Cosmetics International Inc.                                 Wisconsin

Ft. Pitt Acquisition, Inc.                                   Pennsylvania